Exhibit 99.1

Press Release	Willis Towers Watson Bolsters Leadership Team to Deliver on Strategic Priorities

Operating Committee Enhanced Through Several Internal Senior Appointments

ARLINGTON, VA and LONDON, October 27, 2016 — Willis Towers Watson (NASDAQ: WLTW), a leading global advisory, broking and solutions company, announced today the following leadership changes, effective immediately:

•    Tim Wright, Head of Corporate Risk and Broking, will be leaving Willis Towers Watson.

•    Joe Gunn, Northeast Region Lead of North America, will now serve as the Head of North America.

•    Carl Hess, Co-head of North America, will now serve as the Head of Investment, Risk and Reinsurance.

•    Todd Jones, Co-head of North America, will now serve as the Head of Corporate Risk and Broking.

•    Anne Pullum, Head of Strategy, will take on additional responsibilities as the Chief Administrative Officer (CAO) for Willis Towers Watson.

Commenting on these changes, Willis Towers Watson CEO John Haley said, “Since forming Willis Towers Watson ten months ago, we have made tremendous progress. Our integration plans are on track and our focus continues to be on improving our ongoing business operations. These appointments and changes reflect what our clients and the market expect of us, as well as what it will take to drive our business forward and deliver strong performance longer term.”

Additionally, the company announced enhancements to its Operating Committee, the composition of which is as follows, effective immediately:

•    John Haley, CEO

•    Segments

•    Julie Gebauer, Head of Human Capital and Benefits

•    Carl Hess, Head of Investment, Risk and Reinsurance

•    Todd Jones, Head of Corporate Risk and Broking

•    Gene Wickes, Head of Exchange Solutions

•    Geographies

•    Nicolas Aubert, Head of Great Britain

•    Adam Garrard, Head of International

•    Joe Gunn, Head of North America

Press Release

•    Paul Morris, Head of Western Europe

•    Functions

•    Anne Bodnar, CHRO

•    Matt Furman, General Counsel

•    Roger Millay, CFO

•    Anne Pullum, CAO and Head of Strategy

•    David Shalders, Head of Operations and Technology

•    Dominic Casserley, Deputy CEO and President, will continue to serve as previously announced.

Commenting on the group, Haley said “I am pleased to enhance the strength of our Operating Committee – especially from our core broking business – and believe that this leadership team best positions Willis Towers Watson for the future. Their diverse leadership experience, strong business expertise, strategic focus and collaborative nature provide a good balance to further drive profitable growth.”

About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 39,000 employees in more than 120 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding company strategy or future performance. Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause the Company’s actual outcomes and results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks that are discussed under the header “Risk Factors” in our most recent 10-K and 10-Qs filed with the Securities and Exchange Commission. The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

Press Release	Media contacts Miles Russell: +44 (0) 203 124 7446 miles.russell@willistowerswatson.com Colleen McCarthy: +1 212 915 8307 colleen.mccarthy@willistowerswatson.com